Exhibit 32.1

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Independence Community Bank Corp. (the “Company”) on Form 10-Q for the period ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alan H. Fishman, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ALAN H. FISHMAN

Alan H. Fishman
President and Chief Executive Officer

May 10, 2004

      A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Independence Community Bank Corp. and will be retained by Independence Community Bank Corp. and furnished to the Securities and Exchange Commission or its staff upon request.